EXHIBIT 99.1
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                               NEWS RELEASE


                                 LANDAUER


                           For Immediate Release

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               LANDAUER, INC. DECLARES REGULAR CASH DIVIDEND


For Further Information Contact:    James M. O'Connell
                                    Vice President , Treasurer & CFO

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      GLENWOOD, ILLINOIS, September 6, 2005 ... Landauer, Inc. (NYSE: LDR)
announced today that its Board of Directors declared a regular quarterly cash dividend of $0.425 per share for the fourth quarter of fiscal 2005. The dividend will be paid on October 7, 2005 to shareholders of record on September 16, 2005.





Landauer is the leading provider of analytical services to determine occupational and environmental radiation exposure. For more than 50 years, the Company has provided complete radiation dosimetry services to hospitals, medical and dental offices, universities, national laboratories, and other industries in which radiation poses a potential threat to employees. Landauer's services include the manufacture of various types of radiation detection monitors, the distribution and collection of the monitors to and from clients, and the analysis and reporting of exposure findings.
























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         Landauer, Inc.   2 Science Road   Glenwood, IL 60425-1586
        Phone 708.755.7000   Fax 708.755.7011   www.landauerinc.com